U.S. SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549



                           FORM 8-K/A

                         CURRENT REPORT


                         Date of Report
                    (Date of earliest event
                           reported):

                        October 10, 2000
                  --------------------------



                    ENTERPRISES SOLUTIONS, INC.
                   ----------------------------
       (Exact name of registrant as specified in its Charter)


    Nevada                      000-28195             88-0232148
(State or other jurisdiction   (Commission 		(IRS Employer
  of incorporation)            File Number)         Identification No.)



      140 Wood Road, Suite 200
           Braintree, MA                                 02184
(Address of principal executive offices)                 (Zip Code)



Registrant's telephone number, including area code: 781-356-4387
                                                    781-356-4413























                         FORM 8-K

                    ENTERPRISES SOLUTIONS, INC.


ITEM 5.  OTHER EVENTS

Action by Securities and Exchange Commission

         On October 10, 2000, the Securities and Exchange Commission
(the "Commission") requested the U.S. District Court for the Southern District of New York in the case brought by the Commission against the Company, John A. Solomon, the Company's CEO, and certain other parties, that the Court enter judgment consistent with the proposed Final
Judgment as to the Company and the Consent and Undertakings of the Company incorporated therein (the "Final Judgment"), agreed to by the Company and the Commission. Under the Agreement, the Company is permanently enjoined from further violations of the securities laws, and the Company committed that it will comply with all securities laws. The Court's entry of the Final Judgment would conclude this litigation between the Company and the Commission. For a more detailed description of this litigation, reference is made to the Company's Annual Report on Form 10-KSB (Amendment No. 3, filed with the Commission on October 4, 2000).


                        SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to its report on Form 8-K, filed October 16, 2000, to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 30, 2002

                                    Enterprises Solutions, Inc.


                                    By: /s/ Alfred T. Saker
                                        ------------------------
                                        Alfred T. Saker
                                    President and Chief Executive Officer